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EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of December 28, 2001, by and among US SEARCH.COM INC., a Delaware corporation (the "Company"), and the several holders of the Company's Common Stock set forth on the signature page to this Agreement (each, a "Holder" and, collectively, together with any assignee thereof in accordance with Section 2.8, the "Holders").

Recitals

    WHEREAS, the Shareholders will acquire shares of the Company's common stock, par value $0.001 per share (the "Common Stock") pursuant to that certain Agreement and Plan of Merger, dated as of December 28, 2001, by and among the Company, US SEARCH Screening Services, Inc., a Delaware corporation, Professional Resource Screening, Inc., a California corporation and the Shareholders (the "Merger Agreement"); and

    WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the parties desire to enter into this Agreement in order to grant registration and other rights to the Holders as set forth below.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

SECTION 1. GENERAL.

    1.1  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

      "Registrable Securities" shall mean (a) the Shares; (b) any security received or receivable as a dividend, stock split or other distribution with respect to any Shares; (c) any security received in exchange for or in replacement of any other Registrable Securities; (d) any security issued or issuable with respect to any other Registrable Securities as a result of a change or reclassification of Registrable Securities or any capital reorganization of the Company; and (e) any security received or receivable by a holder in respect of other Registrable Securities as a result of a merger or consolidation of the Company. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

      "Registration Expenses" shall mean all expenses incurred in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

      "SEC" or "Commission" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC.

      "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registerable Securities.

      "Shares" shall mean the Company's Common Stock issued to a Holder pursuant to the Merger Agreement and held by a Holder.

      "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act, including, without limitation, a registration statement on Form S-4 or Form S-8 or any successor form thereto.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

    2.1  Restrictions on Transfer.

      (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

         (i) There is then in effect a registration statement or such Holder sells such securities in compliance with Rule 144 under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

        (ii) (A) Such Holder shall have notified the Company in writing of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act.

      (b) Each certificate representing Shares shall (unless otherwise permitted by the provisions of the Agreement) (a) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

    THE SECURITIES EVIDENCED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, OFFER FOR SALE, TRANSFER, PLEDGE OR HYPOTHECATION OR (ii) SUCH SALE, OFFER FOR SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT.

      (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, or if the securities are to be sold pursuant to an effective registration statement or Rule 144 under the Securities Act.

      (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

    2.2  Piggyback Registration.

      (a)  Notice.  The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and shall afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements (excluding Special Registration Statements) as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

      (b)  Underwriting.  If the registration statement under which the Company gives notice under Section 2.2(a) is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company but in no event shall any indemnity and/or contribution provisions therein provide that the indemnity and/or contribution obligations of the Holders of the Registrable Securities exceed the net proceeds from the offering received by such Holders. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders and Pequot Private Equity Fund II, L.P. and its affiliates (collectively, "Pequot"), on a pro rata basis, based on the total number of shares of Common Stock proposed to be registered by the Holders and Pequot; and third, to any other shareholder of the Company on a pro rata basis, based on the total number of shares of Common Stock proposed to be registered by such other shareholders. Such reduction (i) shall not reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and (ii) may result in all Holders being reduced to zero in certain circumstances. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

      (c)  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it for its own account under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

    2.3  Expenses of Registration.  Except as specifically provided in this Section 2.3, all Registration Expenses incurred in connection with any registration pursuant to Section 2.2, except underwriters' commissions and discounts and stock transfer taxes, shall be borne by the Company. All Selling

Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

    2.4  Obligations of the Company.  Whenever effecting the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

      (a) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in writing in order to facilitate the disposition of Registrable Securities owned by them.

      (b) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

      (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    2.5  Termination of Registration Rights.  All registration rights granted under this Section 2 shall terminate and be of no further force and effect on the fifth anniversary of the date hereof. In addition, a Holder's registration rights shall expire immediately when all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period without volume limitations.

    2.6  Furnishing of Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required or reasonably requested to effect the registration of their Registrable Securities.

    2.7  Indemnification.  In the event any Registrable Securities are included in a registration statement under Section 2.2:

      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities

  Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such registration by such Holder.

      (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case solely to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided that in no event shall any indemnity and contribution under this Section 2.7(b) exceed in the aggregate the net proceeds from the offering received by such Holder.

      (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

      (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any indemnification and contribution by a Holder under this Section 2.7(d) exceed in the aggregate the net proceeds from the offering received by such Holder.

      (e) The obligations of the Company and Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

    2.8  Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be assigned by any Holder to any other person or entity, by operation of law or otherwise, without the written consent of the Company. Any purported assignment in violation of this provision shall be null and void. Notwithstanding the foregoing, a Holder shall be permitted to assign its rights under this Agreement without the consent of the Company to another Holder or to a Family Trust for estate planning purposes to whom or to which such Holder has transferred Registrable Securities; provided, however, that the assignee agrees in a writing addressed to the Company to be bound by all terms and conditions of this Agreement applicable to a Holder. For purposes of this Section 2.8, "Family Trust" means a revocable trust of which (i) the Holder assigning its rights under this Agreement is the grantor for United States federal income tax purposes; and (ii) such Holder or members of his or her family or his or her lineal descendants are the primary beneficiaries.

    2.9  Amendment of Registration Rights.  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding at least a majority of the Registrable Securities then held by the Holders. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, the Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

    2.10  "Market Stand-Off" Agreement; Agreement to Furnish Information.  Each Holder hereby agrees that such Holder shall not publicly sell, publicly transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a public sale in respect of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that, as a condition to the effectiveness of this paragraph as to a given registration statement, all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities and all other persons with registration rights (whether or not pursuant to this Agreement) must be bound by and enter into similar agreements and no such agreement is waived.

    Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act on Form S-4 or similar forms that may be promulgated in the future.

    2.11  Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

      (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times;

      (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

      (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon reasonable request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act (at any time after it has become, and so long as it remains, subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Registrable Securities without registration.

SECTION 3. MISCELLANEOUS.

    3.1  Governing Law.  This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, without giving effect to the conflicts of laws principles thereof.

    3.2  Survival.  The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

    3.3  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

    3.4  Entire Agreement.  This Agreement, the Merger Agreement and the other Transaction Documents (and the other agreements referred to therein) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

    3.5  Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    3.6  Amendment and Waiver.

      (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holders holding at least a majority of the Registrable Securities then held by the Holders.

      (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders holding at least a majority of the Registrable Securities then held by the Holders.

      (c)For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

    3.7  Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agree that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties, shall be cumulative and not alternative.

    3.8  Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth in the Merger Agreement or at such other address as such party may designate from time to time in accordance with the Merger Agreement.

    3.9  Attorneys' Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

    3.10  Service of Process; Consent to Jurisdiction; Waiver of Jury Trial.

      (a)  Service of Process.  Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

      (b)  Consent to Jurisdiction; Waiver of Jury Trial.  Each party hereto irrevocably and unconditionally: (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Los Angeles, California; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court; and (iv) waives, to the fullest extent permitted by applicable law, any right to have a trial by jury in respect of any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement and the other Transaction Documents.

    3.11  Information Confidential.  Each Holder acknowledges that the information received by such Holder pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body. Notwithstanding the foregoing, each Holder agrees that it shall maintain in confidence any material nonpublic information disclosed by the Company, or any person acting on behalf of the Company, regarding the Company or its securities, unless the Company shall have publicly disclosed such information by (i) furnishing to or filing with the SEC a Report on Form 8-K or (ii) otherwise complying with the requirements of Regulation F-D under the Exchange Act relating to the provision of broad, non-exclusionary dissemination of such information.

    3.12  Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    3.13  Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page follows]

    IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
US SEARCH.COM INC.
By:	/s/ BRENT N. COHEN Name:Brent N. Cohen Title:Chief Executive Officer
HOLDERS:
By:	/s/ IRWIN R. PEARLSTEIN Irwin R. Pearlstein
By:	/s/ DAVID PEARLSTEIN David Pearlstein
By:	/s/ CHERYL PEARLSTEIN-ENOS Cheryl Pearlstein-Enos

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  EXHIBIT 10.2
REGISTRATION RIGHTS AGREEMENT
Recitals